Exhibit 10.26

SCHEDULE I

CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3

Baxter, Warner L.	Mark, Richard J.
Borkowski, Maureen A.	Moehn, Michael
Cisel, Scott A.	Naslund, Charles D.
Cole, Daniel F.	Nelson, Gregory L.
Heflin, Adam C.	Sullivan, Steven R.
Lyons, Martin J.	Voss, Thomas R.

Benefit Level - 2

Barnes, Lynn M.	Mueller, Michael G.
Birdsong, Jerre E.	Nelson, Craig D.
Birk, Mark C.	Ogden, Stan E.
Brawley, Mark	Pate, Ron D.
Coyne, Kendall D. *	Power, Joseph M.
DeGraw, Kevin	Reasoner, Cleveland O. *
Diya, Fadi M.	Schepers, David J.
Eacret, Mark *	Schukar, Shawn E.
Glaeser, Scott A.	Sobule, James A.
Heger, Mary P. *	Steinke, Bruce A.
Hunt, David R. *	Wakeman, David N. *
Iselin, Christopher A.	Weisenborn, Dennis W.
Kidwell, Stephen M.	Wiseman, D. Scott *
Lindgren, Mark C.	Wood, Warren T. *
Menne, Michael L.

*Not eligible for excise tax gross-up provisions

Date: December 8, 2011